UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Gaiam, Inc.
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Gaiam, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 12, 2012

To our shareholders:

We will hold the 2012 annual meeting of shareholders of Gaiam, Inc. (“we”, “us”, “our”, or “Gaiam”), a Colorado corporation, on Tuesday, June 12, 2012, at 10:30 a.m. at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, for the following purposes:

1.	to elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

2.	to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on Monday, April 23, 2012, as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by any of our shareholders prior to our annual meeting, upon written request showing a proper purpose, during normal business hours at our Louisville, Colorado office. Only shareholders of record on the April 23, 2012 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

We are furnishing proxy materials to our shareholders primarily by the Internet. On May 3, 2012, we expect to mail our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and 2011 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone, and provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors,

April 30, 2012	John Jackson, Secretary

YOUR VOTE IS IMPORTANT

We urge you to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.proxyvote.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

•	by requesting a proxy card be mailed to you.

If you hold our shares with a broker, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

Gaiam, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2012

We are furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2012 annual meeting of shareholders to be held on Tuesday, June 12, 2012, starting at 10:30 a.m. at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, and at any adjournment(s) or postponement(s) thereof. This proxy statement, the accompanying proxy card and the Notice of Internet Availability of Proxy Materials are first being mailed or given to our shareholders on or about May 3, 2012. The address of our principal executive office is 833 W. South Boulder Road, Louisville, Colorado 80027.

PURPOSE OF ANNUAL MEETING

At the annual meeting, our shareholders will be asked: (i) to elect seven directors of our company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, and (ii) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote “FOR” the election of the nominees for directors of Gaiam, Inc., a Colorado corporation (“we”, “us”, “our”, or “Gaiam”) listed below.

QUORUM AND VOTING RIGHTS

The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A Common Stock and Class B Common Stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, Monday, April 23, 2012, will be entitled to notice of, and to vote at, the annual meeting. As of April 23, 2012, there were 17,302,869 shares of our Class A Common Stock, par value $.0001 per share, and 5,400,000 shares of our Class B Common Stock, par value $.0001 per share, outstanding and entitled to vote. Holders of our Class A Common Stock as of the record date are entitled to one vote for each share held and holders of our Class B Common Stock as of the record date are entitled to ten votes for each share held. The holders of our Class A and Class B Common Stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.

Mr. Jirka Rysavy, our Chairman, holds all 5,400,000 outstanding shares of our Class B Common Stock and 668,682 shares of our Class A Common Stock. These shares are sufficient to constitute a quorum and to elect all Gaiam directors and Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the seven directors nominated by our board of directors.

All shares of our Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with Gaiam a written revocation of the proxy, (b) appearing at the annual meeting and voting in person, (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on June 11, 2012 (only your latest telephone or Internet proxy is counted), or (d) submitting to Gaiam a duly executed proxy bearing a later date.

We are continuing to use the Securities and Exchange Commission’s “E-Proxy” rules and furnishing proxy materials to our shareholders primarily by the Internet. On May 3, 2012, we expect to mail or give to our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and 2011 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone, and provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. Our annual report is not to be considered as a part of this proxy statement or as having been incorporated by reference into this proxy statement.

This proxy statement, the proxy card and voting instructions are being made available to shareholders at www.proxyvote.com. You may also request a printed copy of this proxy statement and the proxy card or our annual report by any of the following methods: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com.

We will bear the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and other employees may solicit proxies by written communication, telephone or telegraph. These persons will receive no special compensation for any solicitation activities.

IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY). IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS SHARES WITH A MAJORITY OF THE VOTES, HAS INFORMED GAIAM THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors proposes that Jirka Rysavy, Lynn Powers, James Argyropoulos, Barnet M. Feinblum, Barbara Mowry, Paul H. Ray and Paul Sutherland be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted for these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Our business encompasses research, product sourcing, creation of media content, manufacturing, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. Our board of directors is responsible for reviewing and assessing the appropriate skills, experience, and background sought of board of directors members in the context of our business and the then-current membership on the board of directors. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of and experience in consumer product businesses, technology, finance, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of the board of directors with regard to these factors change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. The board of directors reviews and assesses the continued relevance of and emphasis on these factors as part of the board of directors’ annual self-assessment process and in connection with candidate searches.

We do not expect or intend that each director will have the same background, skills, and experience; we expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board of directors as a whole in its oversight and advice concerning our business and operations. The directors’ biographies note each director’s relevant experience, qualifications, and skills.

•

Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a large scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•

Business Development Experience. Directors who have a background in business development and in acquisitions can provide insight into developing and implementing strategies for growing our business through combination with other organizations. Useful experience in this area includes consideration of “make versus buy,” analysis of the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•

Industry and Technical Expertise. Because we are a media content provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing products, the various media categories that we develop, and the market segments in which we compete.

•	Brand Marketing Expertise. Directors who have brand marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

The names of our director nominees, their ages and, for our current directors standing for reelection, the years in which they began serving as directors and their positions, are set forth below. Except for Paul Sutherland, each of the nominees is currently serving as a director of our company. Mr. Sutherland’s investment firm is one of our largest shareholders. Over time, Mr. Sutherland has met with a majority of the members of our board of directors and, as a result, our board of directors nominated him for election to our board of directors.

Jirka Rysavy—age 57—Founder and Chairman. He has been Chairman since our inception and served as our full-time Chief Executive Officer from December 1998 to March 2009. In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership, grew to become a Fortune 500 company supplying office and computer products and services. He was its Chairman and Chief Executive Officer until September 1998. Mr. Rysavy also founded and served as Chairman and Chief Executive Officer of Crystal Market, a health foods market, which was sold in 1987 to become the concept and first Wild Oats Markets store. Mr. Rysavy is also a director of Real Goods Solar, Inc., an entity Gaima founded in 1999 and of which Gaiam owns approximately 37.5% of the issued and outstanding capital stock.

The board believes that Mr. Rysavy brings to the board significant senior leadership, strategic focus, business development, sales and marketing and international experience from his past business experience in senior management roles and as a founder of several successful businesses.

Lynn Powers—age 62—Chief Executive Officer and a Director. Ms. Powers has been a Director since February 1996 and our Chief Executive Officer since March 2009. She served as our President from February 1996 until November 2010. From February 1996 until September 2001, she was our Chief Operating Officer, and from September 2001 until March 2009 she was our Chief Executive Officer of North American operations. From 1992 to 1996, she was Chief Executive Officer of La Scelta, an importer of natural fiber clothing products. Before that, Ms. Powers was Senior Vice President Marketing/Strategic Development and Vice President Merchandising of Miller’s Outpost, a specialty retailer.

As our Chief Executive Officer and former President, the board believes that Ms. Powers brings to the board significant senior leadership, management, operational, financial, and brand management experience.

James Argyropoulos—age 67—Director since May 2002. Mr. Argyropoulos has been primarily engaged as a private investor over the last fifteen years. In 1972, Mr. Argyropoulos founded, and thereafter served as Chairman and Chief Executive Officer of, The Cherokee Group Inc., a shoe manufacturing and apparel business. Mr. Argyropoulos currently also serves as a director of Real Goods Solar but is not expected to stand for reelection to Real Goods Solars’ board of directors at its 2012 annual meeting of shareholders.

The board believes that Mr. Argyropoulos brings to the board significant senior leadership, management, financial, and brand management experience from his past business experience with The Cherokee Group and other companies.

Barnet M. Feinblum—age 64—Director since October 1999. Mr. Feinblum has been co-managing director of Greenmont Capital Partners I, LLP, a private equity fund, since 2006. In 2009, Mr. Feinblum founded Alfalfa’s Market, and serves as its Director, Treasurer, Secretary and Vice President. From 2007 to 2008, Mr. Feinblum was the Chairman of Organic Vintners, a marketer of organic wines, and prior to becoming Chairman, served as President and Chief Executive Officer of Organic Vintners starting in 2001, when Mr. Feinblum founded the company. Mr. Feinblum was the President, Chief Executive Officer and Director of Horizon Organic Dairy from May 1995 to January 2000. From July 1993 through March 1995, Mr. Feinblum was the President of Natural Venture Partners, a private investment company. From August 1976 until August 1993, Mr. Feinblum held various positions at Celestial Seasonings, Inc., including President, Chief Executive Officer, and Chairman of the Board. Mr. Feinblum was also a director of Seventh Generation, Inc.

The board believes that Mr. Feinblum brings to the board senior leadership, financial and accounting, strategic, and marketing expertise from his current position and his past business endeavors, including Organic Vintners, Alfalfa’s Market, Horizon Organic Dairy and Celestial Seasonings.

Barbara Mowry—age 64—Director since October 1999. Ms. Mowry has been an independent business consultant since March 2011. From January 2010 to February 2011 she served as Senior Vice President of Data Integration for Oracle Corporation, a provider of business hardware and software systems. From 2003 to December 2011, Ms. Mowry was the Chief Executive Officer of Silver Creek Systems, a provider of enterprise data usability software, until the company was acquired by Oracle Corporation. Mr. Mowry’s prior experiences include serving as: the President and Chief Executive Officer of Requisite Technology, a business-to-business e-commerce company specializing in the creation and management of electronic content and catalogs; an officer of Telecommunications, Inc., a cable television company; and an officer of UAL, Inc., an airline, from 1983 to 1990. Ms. Mowry also serves as a director of Real Goods Solar.

The board believes that Ms. Mowry brings to the board expertise in corporate leadership, financial management and Internet technology from her current position as a business consultant and her past positions with software companies and in corporate management.

Paul H. Ray—age 72—Director since October 1999. Since 2000, Mr. Ray has been a Founding Partner of Integral Partnerships LLC, a consulting firm specializing in Cultural Creative topics. From 1986 until 2000, he was Executive Vice President of American LIVES, Inc., a market research and opinion-polling firm. Prior to joining American LIVES, Mr. Ray was Chief of Policy Research on Energy Conservation at the Department of Energy, Mines and Resources of the Government of Canada from 1981 to 1983. From 1973 to 1981, Mr. Ray was Associate Professor of Urban Planning at the University of Michigan. He is the author of “The Integral Culture Survey,” which first identified the Cultural Creatives subculture.

The board believes that Mr. Ray brings to the board significant global experience and research knowledge of our core customers based on his past consulting and research efforts.

Paul Sutherland—age 57—Director nominee. Mr. Sutherland has worked in the investment and financial advisory business since 1975. He is founder and President of Financial & Investment Management Group, Ltd. (“FIMgroup”), a registered investment adviser that manages investment portfolios on a discretionary basis for individuals, trusts, foundations and retirement plans that he founded in 1984. As the Chief Investment Officer for FIMgroup, he has been managing values driven, sustainably oriented, global total return, growth and income investment portfolios for more than 25 years. FIMgroup is the beneficial owner of approximately 11.07% of our outstanding shares of Class A Common Stock. Mr. Sutherland served on the board of directors of the Utopia Funds, a registered investment company, between December 2005 and March 2009. Mr. Sutherland is Chairman and a founding board member of the Utopia Foundation and is author of various books including Virtues of Wealth and the AMA guide to Financial Planning.

In addition to Mr. Sutherland’s significant senior leadership, global investment, business, entrepreneurial and financial experience, the board believes that he would bring to the board a broad understanding of the business aspects of the sustainable health and wellbeing movement and market in which Gaiam operates.

Each director serves for a one-year term.

* * * * *

Directors will be elected by a plurality of the votes cast. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees will not affect the election of that nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE NOMINEES OF THE BOARD

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Director Independence

Our board of directors currently consists of six members and meets regularly during the year. Our board of directors has determined that each of Messrs. Argyropoulos, Feinblum and Ray and Ms. Mowry are independent as defined by the listing standards of the NASDAQ Global Market. In addition, our board of directors also has determined that Mr. Sutherland, a nominee for director not currently serving on our board of directors, is independent.

Board Meetings and Board Committees

During 2011, our board held four in-person meetings. Each director attended 100% of the total number of meetings of our board of directors and at least 75% of the total number of meetings of the committees of our board of directors on which such director served during 2011.

All of our directors attended our 2011 annual meeting. Our policy on attendance by directors at our annual meetings of shareholder encourages our directors to attend each annual meeting unless they have a scheduling conflict.

Our board of directors has standing audit and compensation committees. We have adopted written charters for both committees. These charters can be found in the investors’ section of our website at: www.gaiam.com.

Audit Committee. Our audit committee consists of Messrs. Feinblum and Argyropoulos and Ms. Mowry, and each member of the audit committee is independent within the meaning of rules of the NASDAQ Global Market. Mr. Feinblum serves as chairperson of the audit committee and our board has determined that he is an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control over financial reporting is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held two in-person meetings and three telephonic meetings during 2011.

Compensation Committee. Our compensation committee consists of Ms. Mowry and Messrs. Ray and Argyropoulos. Ms. Mowry serves as chairperson of our compensation committee. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers our stock option plans and employee stock purchase plan. Our compensation committee held three in-person meetings during 2011.

Director Nominations. We are exempt from NASDAQ Global Market rules with respect to independent director oversight over director nominations because we are a controlled company on the basis of Mr. Rysavy’s control of more than 50% of the voting power of our outstanding capital stock. In light of Mr. Rysavy’s voting control, our board of directors does not believe a nominating committee would serve a meaningful purpose.

As a result, nominations for directors are made by our full board of directors. Our Bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board. Generally, written notice of a proposed nomination must be received by our corporate secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. As described above, our board considers a variety of factors when it selects candidates for election to the board, including business experience, skills and expertise that are complimentary to those already represented on the board, familiarity and identification with our mission, values and market segments, and other relevant factors. Our board will consider qualified director candidates recommended by our shareholders. Because we are a controlled company under the NASDAQ Global Market rules, our board has not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, our board would not evaluate shareholder nominees differently from management or board nominees.

Compensation Committee Interlocks and Insider Participation

During 2011, our compensation committee was comprised of Ms. Mowry (chairperson) and Messrs. Ray and Argyropoulos. None of the members of our compensation committee has at any time been an officer or employee or our company or has any interlocking relationships that are subject to disclosure under the rules of the Securities and Exchange Commission relating to compensation committees.

Executive Sessions of the Board and Leadership Structure

Our board of directors’ non-management directors meet periodically in executive session. Executive sessions are generally held in connection with regularly scheduled board meetings.

Jirka Rysavy serves as a director and as our Chairman, and Lynn Powers serves as a director and as our Chief Executive Officer. As our Chairman, Mr. Rysavy is the most senior executive officer of Gaiam and he presides at meetings of our shareholders and our board of directors. The Chairman is responsible for business initiative development and oversees our affairs and business in a supervisory role. As our Chief Executive Officer, Ms. Powers is the second-most senior executive officer of Gaiam and has primary, general and active control over our affairs and business and general supervision of our officers, agents and employees. We do not have a lead independent director but, during the past year, four out of the six members of our board of directors were considered independent and meet periodically in executive session, as described above. We also maintain an audit committee and compensation committee, each consisting of three independent directors. Further, as described elsewhere in this proxy statement, Mr. Rysavy controls more than 50% of the voting power of our capital stock, thereby making Gaiam a controlled company under the NASDAQ Global Market rules and, therefore, exempt from several of the corporate governance rules concerning independent director oversight over our affairs.

The product offerings and delivery channels, as well as the competitive and technology landscape, involved in our business are constantly evolving and our senior executive officers are bringing extensive knowledge in these areas to the board of directors, allowing them to effectively direct board discussions and focus board decision-making on those items most important to our overall success. Our board of directors believes that having our two most senior executive officers on our board of directors, one of which is presiding at board meetings, helps promote our overall strategic development and facilitates the efficient flow of information between management and our board of directors. Our board of directors also believes that this leadership structure optimizes Mr. Rysavy’s and Ms. Powers’ contributions to the board’s efforts. Further, as our founder and largest shareholder, Mr. Rysavy brings an important perspective to board discussions.

The board works closely with Mr. Rysavy and Ms. Powers in their regular assessment of the risks that could confront our business, whether due to competitive issues, the economy or otherwise. It is management’s responsibility to manage risk and bring to our board of directors’ attention the most material risks to us. Our board of directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us and annually reviews our enterprise risk management. Our board of directors regularly reviews materials risk management, which includes major cost inputs, including foreign exchange rates. Our audit committee regularly reviews treasury risks (insurance, credit, and debt), financial and accounting risks, legal and compliance risks, information technology security risks and risks related to internal control over financial reporting. Our compensation committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and incentive arrangements. Our compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on us. In addition, the full board of directors considers risks to our reputation, reviews risks related to the sustainability of our operations, considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. The full board also has oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.

DIRECTOR COMPENSATION

Directors who are not employees of our company or its affiliates are paid a fee of $3,000 for each meeting of our board that they attend, and a fee of $1,000 for each telephonic meeting attended. In addition, non-employee directors are paid a fee of $500 for attendance at each committee meeting and $250 for each telephonic committee meeting attended. Chairpersons of each standing committee receive an annual fee of $2,000. All directors elected to receive their 2011 compensation in shares of Gaiam Class A Common Stock, except Mr. Ray, who elected to receive cash compensation.

Director Compensation Table

The following table provides compensation information for the one year period ended December 31, 2011 for each non-employee member of our board of directors.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (1)(2)(3)	Option Awards (1)(4)	Total
James Argyropoulos	—	$17,000	$13,363	$30,363
Barnet M. Feinblum	—	$15,750	$13,363	$29,113
Barbara Mowry	—	$17,250	$13,363	$30,613
Paul H. Ray	$13,500	—	$13,363	$26,863

(1)	Amounts in the Stock Awards and Options Awards columns reflect the aggregate grant date fair value of awards granted during 2011 and have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of grant date fair values of awards for the year ended December 31, 2011 are included in footnote 10 to our audited financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012. At year end, each of Mr. Argyropoulos, Mr. Feinblum, and Mr. Ray had 35,000 outstanding option awards, of which 27,500 were exercisable, and the aggregated grant date fair value of each director’s awards was $144,097. Also at year end, Ms. Mowry had 20,000 outstanding option awards, of which 12,500 were exercisable, and the aggregated grant date fair value of the awards was $98,745.
(2)	Amounts in the Fees Earned or Paid in Cash and Stock Awards columns include fees for services rendered during 2011, some of which were not administratively paid or issued until 2012.
(3)	On March 31, 2011, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $6,000, $5,500 and $6,000, respectively. On June 30, 2011, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $3,750, $3,250 and $3,750, respectively. On September 30, 2011, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry each received stock awards with grant date fair values of $250. On December 31, 2011, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $7,000, $6,750 and $7,250, respectively. Such awards represent 2011 compensation, in lieu of cash, for services as directors.
(4)	On May 12, 2011, Mr. Argyropoulos, Mr. Feinblum, Ms. Mowry and Mr. Ray each received option awards with grant date fair values of $13,363.

EXECUTIVE OFFICERS OF GAIAM

The following table sets forth the names, ages and titles of our current executive officers:

Name	Age	Position
Jirka Rysavy	57	Chairman and a Director
Lynn Powers	62	Chief Executive Officer and a Director
William Sondheim	50	President
John Jackson	54	Vice President of Corporate Development and Secretary
Stephen J. Thomas	48	Chief Financial Officer and Vice President

Our executive officers are elected annually by our board of directors. Mr. Rysavy and Ms. Powers have been employed by our company for more than the past five years. Biographical information about Mr. Rysavy and Ms. Powers is included herein under the heading “Proposal 1—Election of Directors — Nominees for Election as Directors”.

Mr. Sondheim was appointed Gaiam’s President in November 2010. He previously served as Gaiam’s President of Entertainment and Worldwide Distribution since joining Gaiam in April 2007. From 2005 until 2007, Mr. Sondheim was in charge of Global Dual Disc music format for Sony BMG, a recorded music company. Prior to 2005, Mr. Sondheim served as President of Retail at GoodTimes Entertainment, a home video company, and President of PolyGram Video at PolyGram Filmed Entertainment, a video distributor.

Mr. Jackson has served as Gaiam’s Vice President of Corporate Development since June 2006 and was appointed Secretary in March 2007. Prior to joining Gaiam, Mr. Jackson served as the Chief Executive Officer for Alliance Management, LLC, a firm that he founded in 1999 that provided strategic alliance advisory services to domestic and international middle market business concerns.

Mr. Thomas became Gaiam’s Chief Financial Officer in November 2010. He previously served as Gaiam’s Chief Accounting Officer from November 2009 until November 2010 and as Controller of Gaiam from August 2006 until November 2009. From 2005 until 2006, Mr. Thomas was Chief Financial Officer of Digitally Unique Corporation, an online retailer of consumer electronics, and from 2003 until 2005 Mr. Thomas was Controller of American Coin Merchandising, Inc., a public company acquired by Coinstar in 2004 for approximately $235 million. Mr. Thomas has held numerous financial and accounting positions throughout his career that began with Arthur Andersen LLP in 1986.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 23, 2012 (except as noted) for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A Common Stock or Class B Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the table of executive officers of Gaiam above, and (iv) all current directors and executive officers as a group.

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Class A	Prentice Capital Management, LP (2)	2,578,028	14.90%
	Financial & Investment Management Group, Ltd (3)	1,915,290	11.07%
	Columbia Wanger Asset Management, LLC (4)	1,495,595	8.64%
	FMR, LLC (5)	1,392,888	8.05%
	Mazama Capital Management, Inc. (6)	1,361,000	7.87%
	Royce & Associates, LLC (7)	1,075,514	6.22%
	Mill Road Capital, L.P. (8)	993,017	5.74%
	Jirka Rysavy (9)	6,068,682	26.73%
	Lynn Powers (10)	469,000	2.67%
	William Sondheim (11)	91,500	*
	John Jackson (12)	73,600	*
	Stephen Thomas (13)	27,500	*
	Jim Argyropoulos (14)	482,888	2.79%
	Barnet Feinblum (15)	77,870	*
	Barbara Mowry (16)	71,759	*
	Paul Ray (17)	38,621	*
	Paul Sutherland(3)	1,915,290	11.07%
	All directors and officers as a group (9 persons)	7,401,420	31.85%
Class B	Jirka Rysavy	5,400,000	100.0%
	All directors and officers as a group (9 persons)	5,400,000	100.0%

*	Indicates less than one percent ownership.
(1)	This table is based upon information supplied by officers, directors, director nominees and principal shareholders directly to us or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include stock options exercisable and restricted stock vesting within 60 days after April 23, 2011 except as noted.
(2)

According to a report on Schedule 13D/A filed with the Securities and Exchange Commission on April 6, 2009. According to the filing, the securities consist of (a) 2,566,323 shares of our Class A Common Stock directly held by investment funds and in investment accounts managed by Prentice Capital Management, LP over which Prentice Capital Management, LP and Michael Zimmerman share voting and dispositive power; (b) 3,000 shares of our Class A Common Stock directly held by The Michael

& Holly Zimmerman Family Foundation, Inc. over which Michael Zimmerman shares voting and dispositive power; and (c) 8,705 shares of our Class A Common Stock directly held by Michael Zimmerman. The address for Prentice Capital Management, LP and Mr. Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.
(3)	Based on information received from FIMgroup about its beneficial ownership of shares of our Class A Common Stock as of April 27, 2012. The securities consist of (a) 1,904,240 shares of our Class A Common Stock beneficially owned by FIMgroup in its capacity as investment adviser to its clients; (b) 5,900 shares of our Class A Common Stock directly owned by FIMgroup; (c) 4,000 shares of our Class A Common Stock directly owned by FIMgroup’s 401(k) plan; (d) 400 shares of our Class A Common Stock held in an individual retirement account for Paul Sutherland’s benefit; and (e) 750 shares of our Class A Common Stock directly owned by Mr. Sutherland’s son. According to a report on Schedule 13G filed with the Securities and Exchange Commission on March 23, 2012, FIMgroup is an investment adviser and shares voting and dispositive power over the securities beneficially owned with its clients. Mr. Sutherland, in his capacity as an officer of FIMgroup, has shared voting and shared dispositive control over the securities beneficially owned by FIMgroup. FIMgroup and Mr. Sutherland disclaim beneficial ownership of the shares of Class A Common Stock not directly owned by them, respectively. The address for FIMgroup and Mr. Sutherland is 111 Cass St., Traverse City, MI 49684.
(4)	According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 20, 2012. Columbia Wanger Asset Management, LLC is an investment adviser, and the ownership reported includes shares held by Columbia Acorn Trust (CAT), a Massachusetts business trust that is advised by the reporting person. The address for Columbia Wagner Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(5)	According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009. According to the filing, the securities consist of (a) 722,000 shares of our Class A Common Stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, and the investment companies each has sole dispositive power over the 722,000 shares; and (b) 670,888 shares of our Class A Common Stock beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, as a result of its serving as investment manager of institutional accounts owning such shares; Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 670,888 of the shares and sole voting power over 587,600 of the shares. Edward C. Johnson 3d, Chairman of FMR, LLC, and members of the Johnson family may be deemed to form a controlling group with respect to FMR, LLC. The address for FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(6)	According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008. According to the filing, Mazama Capital Management, Inc. is an investment adviser and has sole voting power over 739,000 shares of our Class A Common Stock and sole dispositive power over 1,361,000 shares of our Class A Common Stock. The address for Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500 Portland, Oregon 97258.
(7)	According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on January 12, 2012. According to the filing, Royce & Associates, LLC, is an investment adviser. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.
(8)	According to a report on Schedule 13D/A filed with the Securities and Exchange Commission on November 8, 2010. According to the filing, Mill Road Capital, L.P. directly holds the securities. Mill Road Capital GP, LLC is the sole general partner of Mill Road Capital, L.P. and Thomas E. Lynch and Scott P. Scharfman are management committee directors of Mill Road Capital GP, LLC and share voting and dispositive power over these securities. The address for Mill Road Capital, L.P. is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.
(9)	Includes 5,400,000 shares of our Class A Common Stock issuable upon conversion of shares of our Class B Common Stock.
(10)	Consist of 224,000 shares of our Class A Common Stock, 235,000 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 10,000 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.
(11)	Consist of 89,000 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 2,500 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.
(12)	Consist of 15,000 shares of our Class A Common Stock, 57,800 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 800 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.
(13)	Consist of 25,500 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 2,000 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.

(14)	Consist of 147,055 shares of our Class A Common Stock directly held by Mr. Argyropoulos, 303,333 shares of our Class A Common Stock directly held by Argyropoulos Investors, GP, 27,500 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 5,000 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.
(15)	Consist of 45,370 shares of our Class A Common Stock, 27,500 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 5,000 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.
(16)	Consist of 54,259 shares of our Class A Common Stock, 12,500 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 5,000 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.
(17)	Consist of 6,121 shares of our Class A Common Stock, 27,500 shares of our Class A Common Stock issuable upon exercise of stock options that are currently exercisable, and 5,000 shares of our Class A Common Stock issuable upon exercise of stock options exercisable within 60 days after April 23, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program and Philosophy

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain qualified, energetic officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value; and (3) support our corporate values by promoting internal equity and external competitiveness.

Our corporate values: personal development, health and wellness, and social and environmental responsibility.

Our executive compensation program is overseen and administered by the compensation committee of our board of directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission and Internal Revenue Code rules. Our compensation committee operates under a written charter adopted by our board and is empowered to review and approve the annual compensation for our current executive officers: Mr. Rysavy, Ms. Powers, Mr. Sondheim, Mr. Jackson, and Mr. Thomas. A copy of the charter is available in the investors’ section of our website at: www.gaiam.com.

The principal objectives that guide our compensation committee in assessing our executive and other compensation programs include the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends, general economic conditions and regulatory requirements.

In determining the particular elements of compensation that will be used to implement our overall compensation objectives, our compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as the competitive environment for our business. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. Our compensation committee may, when appropriate as determined on an annual basis, identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officer’s incentive compensation for that year and which may be taken into consideration in setting base salary for the next year.

From time to time, our compensation committee meets with our Chairman, Jirka Rysavy, and our Chief Executive Officer, Lynn Powers, and/or other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Our management makes recommendations to our compensation committee on the base salary, bonus targets and equity compensation for the executive team and other employees. Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.

Our compensation committee has also in the past received input from an independent compensation consultant prior to finalizing determinations on material aspects of our compensation programs, practices and packages, and it expects to do so again from time to time. In 2011, the compensation committee engaged Fredric W. Cook & Co., Inc. to review and assess our compensation programs from a competitive standpoint, comparing our programs to the programs of businesses of comparable size and market value. Fredric W. Cook & Co., Inc. provided substantially identical services to Real Goods Solar during 2011.

Mr. Rysavy attends some of our compensation committee’s meetings, but our compensation committee also holds executive sessions not attended by any members of management or non-independent directors. Our compensation committee discusses Mr. Rysavy’s and Ms. Powers’ compensation packages with each of them, but makes decisions with respect to their compensation without them present. Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee has delegated to the administrative committee of our board of directors, comprised of Mr. Rysavy and Ms. Powers, the authority to grant long-term incentive awards to employees at or below the level of vice president under guidelines set by our compensation committee. Our compensation committee also has authorized the administrative committee to make salary adjustments and short-term incentive (bonus) decisions for all employees, other than certain officers, under guidelines approved by our compensation committee.

Elements of Our Compensation Program

Our compensation committee believes that compensation paid to executive officers and other members of our senior management should be closely aligned with our performance on both a short-term and a long-term basis, and that such compensation should assist us in attracting and retaining talented persons who are committed to our mission and critical to our long-term success. To that end, our compensation committee believes that the compensation packages for executive officers should consist of three principal components:

•

Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Starting salary levels and increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, market value of the officer’s skill set, and relative salary differences within our company for different job levels. Consideration of the same factors, and general economic conditions, may also result in the reduction of an officer’s base salary.

•

Annual Incentive Bonus. Annual incentive bonuses are awarded in the discretion of our compensation committee and generally granted based on a percentage of each executive officer’s base salary. Our executive officers’ annual incentive bonus potentials are expected to range from approximately 30% to 50% of each executive officer’s base salary, depending upon his or her position. After the end of the year, our compensation committee reviews our overall financial performance and each executive officer’s individual performance in determining whether such executive officer should be awarded a bonus.

•

Long-Term Incentive Compensation. During 2011, long-term, performance-based compensation of executive officers and other employees took the form of stock option awards granted pursuant to our 2009 Long-Term Incentive Plan.

Our compensation committee believes in the importance of equity ownership for all executive officers and a broader-based segment of our work force, for purposes of economic incentive, key employee retention and alignment of employees’ interests with those of shareholders. Our compensation committee believes that both our 1999 Long-Term Incentive Plan and the 2009 Long-Term Incentive Plan provide valuable flexibility to achieve a balance between providing equity-based compensation for employees and creating and maintaining long-term shareholder value. At the time of the potential hire of an executive officer candidate, our compensation committee will make its determination regarding long-term incentive compensation awards based upon prevailing compensation levels in the market for the individual’s position. Thereafter, such determinations will be based upon the executive officer’s past and expected future contributions to our business.

Stock option grants are typically made when a new executive officer is hired, and in determining the size of stock option grants, our compensation committee bases its determinations on such subjective considerations as the individual’s position within management, experience, market value of the executive’s skill set, and historical grant amounts to similarly positioned executives of our company. All stock options granted during 2011 were granted with an exercise price equal to or greater than the closing price of the Class A Common Stock on the date of grant and, accordingly, will have value only if the market price of the Class A Common Stock increases after that date. The stock options granted pursuant to both the 1999 Long-Term Incentive Plan and 2009 Long-Term Incentive Plan generally vest at 2% per month during the 11th through 60th month after grant.

We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Our compensation committee reviews our compensation program on an annual basis. In setting compensation levels for a particular executive, our compensation committee takes into consideration the proposed compensation package as a whole and each element individually, but does not apply any specific formula in doing so. While the importance of one compensation element to another may vary among executive officers, our compensation committee attempts to correlate the overall compensation package to each executive officer’s past and expected future contributions to our business. We currently do not have any employment or severance agreements with our executive officers.

Consideration of Say-on-Pay Vote Results

At the 2011 annual meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. Our compensation committee reviewed and considered the final vote results for that resolution, and we have not made any changes to our executive compensation policies or decisions as a result of the vote. Further, at the 2011 annual meeting of shareholders, an overwhelming number of our shareholders voted, on an advisory basis, for holding an advisory vote to approve named executive officer compensation every three years. That was also our board of directors’ recommendation on that matter for the 2011 annual meeting. Accordingly, our board of directors has determined that Gaiam will hold the next advisory vote to approve named executive officer compensation in 2014.

Risk Assessments

With respect to risk related to compensation matters, our compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Our executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. A portion of compensation provided to the executive officers is in the form of stock options that are important to help further align executives’ interests with those of our shareholders. Our compensation committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of the stock options fluctuate dollar for dollar with our stock price and do not represent significant downward/upward risk and reward.

Summary Compensation Table

The following table includes information concerning compensation for each of the last three years in reference to our Chairman, Chief Executive Officer, and Vice President of Corporate Development, and the last two completed years for our other named executive officers. We sometimes refer to the executive officers in the summary compensation table below as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary (3)	Bonus (3)	Option Awards (4)	All Other Compensation (5)	Total
Jirka Rysavy (1)	2011	$47,585	—	—	—	$47,585
Chairman	2010	$233,051	—	—	—	$233,051
	2009	$330,000	—	—	—	$330,000
Lynn Powers (1)	2011	$380,137	—	$503,469	$1,500	$885,106
Chief Executive Officer	2010	$343,753	$100,000	$93,077	$1,500	$538,330
and Director	2009	$330,000	—	—	$1,500	$331,500
William Sondheim (2)	2011	$380,137	$42,500	—	$1,500	$424,137
President	2010	$343,753	$185,000	—	$1,500	$530,253
John Jackson	2011	$279,041	—	—	—	$279,041
Vice President of Corporate	2010	$266,877	$50,000	$63,895	—	$380,772
Development and Secretary	2009	$265,000	$20,000	$31,236	—	$316,236
Stephen J. Thomas (2)	2011	$212,055	—	—	—	$212,055
Chief Financial Officer and	2010	$186,932	$50,000	$139,177	—	$376,109
Vice President

(1)	Ms. Powers has served as Chief Executive Officer since March 2009 and served as President from February 1996 to November 2010; Mr. Rysavy served as Chief Executive Officer until March 2009 and continues to serve as Chairman.
(2)	Mr. Thomas became Chief Financial Officer and Mr. Sondheim became President in November 2010.
(3)	The Salary and Bonus columns represent amounts when earned and, because of the timing of payments, do not represent amounts paid during each presented year. The annual salary for each named executive officer as of December 31, 2011 was $400,000 for each of Mr. Rysavy, Ms. Powers and Mr. Sondheim; $285,000 for Mr. Jackson; and $220,000 for Mr. Thomas. During 2011, Mr. Rysavy voluntarily requested that his salary rate be reduced to reflect the decrease in his time devoted to our business. Bonuses are generally given at the discretion of our board of directors’ compensation committee and are typically paid between February and May of the year following the year earned. Mr. Rysavy has requested that he not be given any bonuses. For Mr. Sondheim, $42,500 and $85,000 of his yearly bonuses were guaranteed and paid quarterly during 2011 and 2010, respectively.
(4)	The amounts in the Option Awards column reflect the grant date fair value of awards given to Ms. Powers during 2011 and to Mr. Jackson and Mr. Thomas during 2010, and the incremental fair value of options modified in 2010 for Ms. Powers and in 2009 for Mr. Jackson, the fair values of which were computed in accordance with FASB ASC Topic 718. Mr. Rysavy has requested that he not be granted any options. In November 2010, the expiration date for certain options awards granted to Ms. Powers was extended to March 31, 2012 and during 2009, option awards granted to Mr. Jackson in 2006 were repriced to $5.00 per share. In March 2012, the expiration dates for Ms. Powers’ grant that was to expire on March 31, 2012, as well as certain option awards granted to Mr. Jackson and Mr. Thomas, were each extended by two years. These awards were issued pursuant to our 2009 and 1999 Long-Term Incentive Plans. Assumptions used in the calculation of the amounts are included in footnote 10 to our audited financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012.
(5)	All Other Compensation for each of Ms. Powers and Mr. Sondheim represents $1,500 of 401(k) company match given during each of the years presented in the Summary Compensation Table.

Grants of Plan-Based Awards Table

The following table includes certain information with respect to options granted during or for the year ended December 31, 2011 to our executive officers named above in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Awards (1)
Lynn Powers	5/12/11	200,000	$5.31	$503,469

(1)	The options were granted pursuant to Gaiam’s 2009 Long-Term Incentive Plan and approved by the compensation committee of the board. The exercise price per share of these options was equal to the closing price of the underlying stock on the date of the grant. The grant date fair value of these options was determined in accordance with FASB ASC Topic 718. For further information, see footnote 10 to Gaiam’s audited financial statements for the year ended December 31, 2011, included in Gaiam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information as of December 31, 2011 with respect to unexercised options previously awarded to our executive officers named above in the Summary Compensation Table.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (1)(2)	Option Expiration Date (1)(3)
Name	Exercisable (1)	Unexercisable (1)
Lynn Powers	200,000	—	$5.30	3/31/12
	27,000	23,000	$5.00	11/13/15
	—	200,000	$5.31	5/12/21
William Sondheim	67,500	7,500	$5.00	5/4/14
	13,500	11,500	$5.00	11/13/15
John Jackson	35,000	—	$5.00	6/26/13
	20,000	—	$5.00	9/14/13
	1,200	18,800	$7.18	11/18/17
Stephen J. Thomas	10,000	—	$5.00	12/13/13
	3,200	1,800	$5.00	6/3/15
	2,700	2,300	$5.00	11/13/15
	4,400	15,600	$7.65	3/4/17
	1,200	18,800	$7.18	11/18/17

(1)	This table reflects the status of option and stock awards granted pursuant to our 2009 and 1999 Long-Term Incentive Plans as of December 31, 2011. The options vest and become exercisable at 2% per month over the 50 months beginning in the 11th month after date of grant. The exercise price of the options is equal to or greater than the closing stock market price of our Class A Common Stock on the date of grant. Options granted prior to 2011 expire seven years from date of grant and options granted during 2011 expire ten years from the date of grant. For further information, see footnote 10 to our audited financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012.
(2)	During 2009, certain option awards originally granted prior to 2009 for Messrs. Sondheim, Jackson and Thomas were repriced to $5.00 per share.
(3)	In November 2010, the option expiration date for 200,000 of Ms. Powers’ options, which were originally scheduled to expire on November 20, 2010, was extended to March 31, 2012. The expiration date for this grant, as well as option awards granted to Mr. Jackson that were scheduled to expire on June 26, 2013 and September 14, 2013 and to Mr. Thomas that was scheduled to expire on December 13, 2013, were each extended by two years through option award modifications that occurred in March 2012.

Option Exercises and Stock Vested Table

No options were exercised by our executive officers named above in the Summary Compensation Table during the year ended December 31, 2011.

Generally Available Benefit Programs.

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. On April 1, 2007, we started making matching contributions to the 401(k) Plan. As of that date, under the 401(k) Plan, all of our employees are eligible to receive matching contributions from us, and this matching contribution equals $0.50 for each dollar contributed by an employee up to a maximum annual matching benefit of $1,500 per person. The matching contribution is calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.

In 2011, our executive officers were eligible to receive the same health care coverage that is generally available to other of our employees. We also offered a number of other benefits to our named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs included medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

Our compensation committee believes that our 401(k) Plan and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or Long-Term Incentive Plan award package.

Stock Option Grant Timing Practices

During 2011, our compensation committee and our board consistently applied the following guidelines for stock option grant timing practices.

•

New Employees: stock option grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our compensation committee, and the exercise price for the options is set at the closing price of our Class A Common Stock on that date.

•

Existing Employees: stock option grants to existing employees are effective on the date that our compensation committee approves the grant, and the exercise price for the options is set at or above the closing price of our Class A Common Stock on that date.

Compensation of Mr. Rysavy

During 2011, the board approved annual base salary for Mr. Rysavy was $400,000; however, he voluntarily requested that his salary rate be reduced to reflect the decrease in his time devoted to our business. As a result, Mr. Rysavy received an aggregate salary of $47,585 during 2011. Mr. Rysavy served as our Chief Executive Officer until March 2009. He continues to serves as our Chairman and is our largest shareholder. At Mr. Rysavy’s request, he has not been given any bonuses in recent years or awarded any stock options since 2001. Our compensation committee and our board of directors strongly believe that Mr. Rysavy’s salary and overall compensation level are modest given the importance of Mr. Rysavy to our future, his previous experience and business accomplishments and the market value of his skill set as an executive.

Employment Contracts and Potential Payments Upon Termination or Change-in-Control

We do not have employment agreements with any of our executive officers, and we do not have change of control agreements with any of our executive officers. Our directors, officers, and managers are required to sign a confidentiality agreement and, upon receiving a stock option grant, a two-year non-compete agreement commencing with the date they leave our company.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, our goal is to meet our objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. We recognize a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.

We believe we have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We do not believe we have individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation Committee Report

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2011. Based on the review and discussions, our compensation committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in our proxy statement for our 2012 Annual Meeting of Shareholders. This report is submitted by our compensation committee.

Compensation Committee Barbara Mowry, Chairperson James Argyropoulos Paul H. Ray

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as “soliciting material” or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act.

AUDIT COMMITTEE REPORT

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting, for the preparation of our consolidated financial statements, and for the public reporting process. Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure. In connection with the 2011 audit, our audit committee has:

•	reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2011 and the notes thereto;

•

discussed with Ehrhardt Keefe Steiner & Hottman P.C. (“EKS&H”), our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from EKS&H required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H’s communications with the audit committee concerning independence, and has discussed with EKS&H its independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee

Barnet M. Feinblum, Chairperson James Argyropoulos Barbara Mowry

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Exchange Act.

Disclosure of Independent Accountant Fees

The following table presents fees for professional services rendered by EKS&H for the years ended December 31, 2011 and 2010:

Audit and Non-Audit Fees (in $000’s)	2011	2010
Audit fees (1)	$258	$255
Audit related fees (2)	12	—
Tax fees (3)	24	7
All other fees	—	—

Total	$294	$262

(1)	Audit fees are fees that we paid for the audit of our annual financial statements included in our annual report on Form 10-K and review of unaudited financial statements included in our quarterly reports Form 10-Q; for the audit of our internal control over financial reporting; for services in connection with the filing of our registration statement on Form S-3 in 2010; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.
(2)	Audit related fees consisted of accounting consultations.
(3)	Tax fees represent fees charged for services for tax advice, tax compliance, and tax planning.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

EKS&H is currently engaged to provide auditing services through the second quarter of 2012. Our audit committee is in negotiations with EKS&H to be our independent registered public accounting firm for the remainder of 2012. Representatives of EKS&H are expected to be present at our 2011 annual meeting and will have an opportunity to make a statement if they desire to do so. We expect EKS&H to be available to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any related party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.

Jacquelyn Abraham, the daughter of Gaiam’s Director and Chief Executive Officer, Lynn Powers, is Gaiam’s Vice President of Human Resources, and for 2011 Ms. Abraham earned an annual salary of $148,500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A Common Stock and other equity securities of our company. Our directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish us with copies of all of the Section 16(a) reports they file.

Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, the following persons failed to file on a timely basis the following reports required by Section 16(a): Stephen J. Thomas filed a late initial statement of beneficial ownership and Lynn Powers filed a late report related to the modification of stock options.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission and our Bylaws. For shareholder proposals to be considered for inclusion in our proxy statement and proxy card relating to the 2013 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, they must be received by us not later than January 3, 2013 if the 2013 annual meeting is held on or within 30 days of June 12, 2013. In the event that we elect to hold our 2013 annual meeting more than 30 days before or after June 12, 2013, such shareholder proposals would have to be received by us a reasonable time before we begin to print and send our proxy materials for the 2013 annual meeting. Such proposals must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules.

In addition, under the terms of our Bylaws, shareholders who desire to present a proposal for action or to nominate directors (other than proposals to be included in our proxy statement and proxy card pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2013 annual meeting of shareholders must provide notice in writing of such proposal or nomination to us no earlier than February 22, 2013 and no later than March 19, 2013 unless the date of the 2013 annual meeting is changed by more than 30 days from June 12, 2013. In the event that we elect to hold our 2013 annual meeting more than 30 days before or after June 12, 2013, such shareholder proposals would have to be received by us a reasonable time before we begin to send our proxy materials for the 2013 annual meeting. Shareholder notices must contain the information required by Article II, Section 7 of our Bylaws.

All proposals or other notices should be addressed to us at 833 W. South Boulder Road, Louisville, Colorado 80027, Attention: Secretary, Gaiam, Inc.

If we do not have notice of a matter to come before an annual meeting at least 45 days before the first anniversary of the date on which we first sent our proxy materials for the prior year’s annual meeting of shareholders (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders), your proxy card for such annual meeting will confer discretionary authority to vote on such matter. In the event that we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders, your proxy for such annual meeting will confer discretionary authority to vote on such matter if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.

DELIVERY OF MATERIALS

Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any shareholder at that address gave contrary instructions. We will promptly deliver a copy of such materials to any shareholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any shareholders who share an address wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact Computershare Trust Company (our transfer agent & registrar) in writing by mailing to Computershare Trust Company, Attention: Householding, 250 Royall Street, Canton, MA 02021, or by faxing your request to: 303-262-0700. You can also contact us by calling 303-222-3600.

COMMUNICATION WITH THE BOARD

Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to the Gaiam Board of Directors, c/o Corporate Secretary, Gaiam, Inc., 833 W. South Boulder Road, Louisville, Colorado 80027. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

Our management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GAIAM, INC. 833 W. SOUTH BOULDER ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy LOUISVILLE, CO 80027 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M46859-P26175 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GAIAM, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. FOR the following: 1. Election of Directors Nominees: 01) Jirka Rysavy 05) Barbara Mowry 02) Lynn Powers 06) Paul H. Ray 03) James Argyropoulos 07) Paul Sutherland 04) Barnet M. Feinblum NOTE: In the discretion of the proxies, on such other business as may properly come before the meeting and at any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M46860-P26175 GAIAM, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 12, 2012 The Annual Meeting of the Shareholders of Gaiam, Inc. (the “Company”) will be held on Tuesday, June 12, 2012 at 10:30 a.m. local time, at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027. The undersigned, having received the notice regarding the availability of proxy material for said meeting, hereby constitutes and appoints Jirka Rysavy and Lynn Powers, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on June 12, 2012, or at any adjournment or postponement thereof on all matters coming before said meeting, and all shares of Class A common stock of Gaiam, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card. YOUR VOTE IS IMPORTANT To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope. (Continued and to be dated and signed on the reverse side.)